Exhibit 16.1

June 27, 2003

Securities and Exchange Commission
450 5th Street
Washington, DC 20549

         We have read and agree with the first paragraph of the comments in Item 4 of Form 8-K of Instapay Systems, Inc. dated June 27, 2003.

Hurley & Company
Granada Hills, California